Exhibit (h)(6)(i)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between 1290 Funds and EQ Advisors Trust (each, a “Trust”), on behalf of their various series, severally and not jointly (each, an “Acquiring Fund”), and AB Cap Fund, Inc. (“AB Cap”), on behalf of its series AB Small Cap Growth Portfolio (the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of the Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Trust and AB Cap desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Fund in reliance on the Rule.

1.	Terms of Investment

(a)

In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and the Acquired Fund agree as follows:

(i)

Each Acquiring Fund shall use reasonable efforts to provide the Acquired Fund at least five business days’ notice of any redemption request(s) by the Acquiring Funds in the aggregate of greater than 1% of the Acquired Fund’s total net assets as of the preceding business day. All redemption requests by any Acquiring Fund over any period of five business days shall be aggregated for purposes of determining whether the requests meet the 1% threshold set forth in the prior sentence.

(b)

In order to assist the Acquiring Funds’ investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund in order to make the required finding under the Rule, the Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquired Fund

In connection with any investment by an Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff (the “Staff”) from time to time, applicable to the Acquired Fund, including the limitations on investments required by Rule 12d1-4(b)(3)(ii); (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or the Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds

In connection with any investment by an Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule (including the limitations on control and associated voting requirements set out in Rule 12d1-4((b)(1)), as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	Indemnification

Each Acquiring Fund agrees to hold harmless and indemnify the Acquired Fund, including any of its principals, directors, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of its principals, directors, officers, employees and agents, to the extent such Claims result from (i) a violation by the Acquiring Fund of any provision of this Agreement or (ii) a violation by the Acquiring Fund or the Acquiring Fund’s investment adviser of the conditions of the Rule with respect to an investment covered by this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, however, that an Acquiring Fund shall not be liable for indemnifying the Acquired Fund or any of its principals, directors, officers, employees and agents for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquired Fund to the Acquiring Fund pursuant to terms and conditions of the Rule or this Agreement.

The Acquired Fund agrees to hold harmless and indemnify each Acquiring Fund, including any of its principals, directors, officers, employees and agents, against and from any

Claims asserted against the Acquiring Funds, including any principals, directors, officers, employees and agents, to the extent such Claims result from (i) a violation by the Acquired Fund of any provision of this Agreement or (ii) a violation by the Acquired Fund or the Acquired Fund’s investment adviser of the conditions of the Rule with respect to an investment covered by this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, however, that the Acquired Fund shall not be liable for indemnifying any Acquiring Fund or any of its principals, directors, officers, employees and agents for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquiring Fund to the Acquired Fund pursuant to terms and conditions of the Rule or this Agreement.

5.	Miscellaneous

(a)	This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles.

(b)

In any action involving the Acquiring Funds under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other series of Trust.

(c)	In any action involving the Acquired Fund under this Agreement, each Acquiring Fund agrees to look solely to the Acquired Fund and not to any other series of AB Cap.

6.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to a Trust:	If to AB Cap:
EQ Advisors Trust c/o Equitable Investment Management 1290 Avenue of the Americas, 16th Floor New York, NY 10104 Email: FMG-Compliance@equitable.com

Barbara Donovan

c/o AllianceBernstein L.P.

1345 Avenue of the Americas

New York, NY 10105

Email: barbara.donovan@alliancebernstein.com

With a copy to:

Emilie D. Wrapp, Esq.

c/o AllianceBernstein, L.P.

1345 Avenue of the Americas

New York, NY 10105

Email: emilie.wrapp@alliancebernstein.com

7.	Term and Termination; Assignment; Amendment

(a)

This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b)

This Agreement shall continue until terminated in writing by either party upon 60 days’ written notice to the other party. Upon termination of this Agreement, no Acquiring Fund may purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Each Acquiring Fund’s obligation in Section 1(a) of this Agreement to provide advance notice of redemptions shall survive termination of this Agreement until the Acquiring Funds’ aggregate investment in the Acquired Fund is less than 1% of the Acquired Fund’s total outstanding shares.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	This Agreement may be amended only by a writing that is signed by each affected party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AB Cap Fund, Inc.

/s/	Eric C. Freed
Name of Authorized Signer: Eric C. Freed
Title: Assistant Secretary

EQ Advisors Trust

1290 Funds

/s/	Kenneth Kozlowski
Name of Authorized Signature: Kenneth Kozlowski
Title: Senior Vice President and Chief Investment Officer

SCHEDULE A

Applicable Funds

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund